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|                       |              Reserve Bancorp, Inc.                   |
|                       |       (Proposed Holding Company for Mt. Troy Bank)   |
|                       |                      STOCK ORDER FORM                |
|                       |     Stock Offering Expires       For Assistance Call |
|                       |    12:00 noon, eastern time      Our Stock Center at |
|                       | March __, 2002, unless extended  (412) ___ - _______ |
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Number of Shares
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   Number of Shares             Purchase Price               Total Payment Due
--------------------------                              ------------------------
|                        |   x      $10.00        =     |                      |
--------------------------                              ------------------------

The minimum number of shares that may be subscribed for is 25 and the maximum number you may purchase together with related entities or persons acting with you in the conversion is 15,000 shares. Management has the discretion to increase or decrease the purchase limit within regulations. Orders of $25,000 or more must be paid by Mt. Troy Savings Bank account withdrawals, certified funds, cashier's check or money order.
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Method of Payment
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[_]  Enclosed is a check or money order made  payable to Mt. Troy  Savings  Bank for $________________.
     **Do not mail cash. Please take cash payment in person to  Mt. Troy Savings
       Bank.
[_] I authorize Mt. Troy Savings Bank to withdraw the indicated amounts from the following Mt. Troy Savings Bank accounts and understand that the amounts will not otherwise be available for withdrawal.

     Account       Number Amount
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|               |  $           |  (Call the Stock Center for IRA transactions.)
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|               |  $           |  There will be no penalty for early withdrawals
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|               |  $           |  of funds used to order stock.
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|               |  $           |
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Purchaser Information
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[_]  Check here if you are a director,  officer or employee of Mt. Troy  Savings
     Bank or a member of their immediate families in the same household.
[_] Check here if you were a depositor with $50.00 or more on September 30, 2000, December 31, 2001, or March __,2002 and/or a borrower as of January 1, 1993 who continued as a borrower as of the close of business on March __, 2002. If you check this box, please verify all your account information for each of these dates as listed below .(If you need additional space to list your accounts, please attach a separate sheet.)
[_] I am acting in concert with the following purchasers and/or the following purchasers are my associates:_______________________. Not checking this box shall be deemed confirmation that you are not acting in concert with any other persons purchasing stock nor are any of your associates purchasing stock.
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Account  Information
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
------------------------------------------------  --------------------------------------------------------
| o  These account numbers correspond to the   |  |                                                      |
|    preprinted account registration in the    |->|                                                      |
|    top left hand corner of this form.        |  |                                                      |
------------------------------------------------  |                                                      |
  o  These may not be all of your qualifying      |                                                      |
     accounts.                                    |                                                      |
------------------------------------------------  --------------------------------------------------------
| o  You must list any account numbers from    |  |Account Title (Names on Accounts) | Account Number(s) |
|    other stock order forms you have received |  |--------------------------------- | -------------------
|    in the mail and any other accounts that   |->|                                  |                   |
|    you have, or have had ownership in, at    |  |-------------------------------------------------------
|    Mt. Troy Savings Bank.                    |  |                                  |                   |
------------------------------------------------  |-------------------------------------------------------
  o  If you do not list all of your accounts,     |                                  |                   |
     you may not receive all of the shares        |-------------------------------------------------------
     that you are eligible for.                   |                                  |                   |
                                                   -------------------------------------------------------

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Stock  Registration
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Please review the guidelines included with this order form. Print the name(s) in
which  you  want  the  stock   registered  and  the  mailing   address  for  the
registration. Names must appear exactly as on your account at Mt. Troy Savings Bank if you are subscribing as an Eligible Account Holder, Supplemental Account Holder or Other Member. SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE.
                        ----------------------------------------
Form of ownership: Please  check one.

[_] Individual             [_] Tenants in common            [_] Uniform Transfers to Minors Act
[_] Joint Tenants          [_] Corporation or partnership   [_] Fiduciary  ____________________
[_] Other ______________                                                      Adoption Date
          Please specify

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| Name                                     | Social Security or tax I.D. number|
|                                          |                                   |
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| Name                                     | Daytime Telephone                 |
|                                          |                                   |
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| Street Address                           | County of Residence               |
|                                          |                                   |
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| City               State            Zip  |                                   |
|                                          |                                   |
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                      PLEASE DATE AND SIGN ON THE REVERSE.

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Acknowledgments

Sign and date the order form. When purchasing as a custodian, corporate officer, etc., add your full title to your withdrawal from an account that requires more than one signature to withdraw funds. Your order will be filled according to the provisions of the Plan of Conversion as described in the Prospectus.

I (WE) ACKNOWLEDGE THAT THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT FEDERALLY INSURED AND IS NOT GUARANTEED BY MT. TROY SAVINGS BANK OR THE FEDERAL GOVERNMENT. I (we) further certify that I (we) received a Prospectus prior to purchasing the Common Stock of Reserve Bancorp, Inc. and acknowledge the terms and conditions described therein. The Prospectus that I (we) received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment. These risks include, among others:

o    future changes in interest rates may reduce our profits;
o we intend to increase our origination of construction loans, commercial real estate loans and consumer loans after the conversion; these types of lending carry a greater risk than residential loans;
o a decreased return on equity and increased expenses after the conversion may negatively affect the price of our stock;
o anti-takeover provisions in our articles of incorporation and by laws could discourage takeover attempts;
o recent regulatory actions may have the effect of precluding or discouraging takeover attempts during the three years following the conversion;
o the amount of ownership and control of our stock by our officers and directors could make it difficult for stockholders to adopt proposals or approve takeover attempts not supported by management;
o the small amount of stock being issued to the public may make it difficult to buy or sell our stock in the future; and
o increases in market rates of interest could adversely affect our stockholders' equity.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I (we) should call the Office of Thrift Supervision Regional Director for the Northeast Region, at (201) 413-1000.

I (we) understand that, after receipt by Reserve Bancorp, Inc. this order may not be modified or withdrawn without the consent of Reserve Bancorp, Inc. or Mt. Troy Savings Bank. Further, I (we) certify that my (our) purchase does not conflict with the purchase limitations in the Plan of Conversion and that the shares being purchased are for my (our) account only and that there is no present agreement or understanding regarding any subsequent sale or transfer of such shares. Under penalties of perjury, I (we) certify that: (1) the Social Security Number or Tax Identification Number given above is correct; and (2) I
(we) am (are) not subject to backup  withholding.  Instructions:  You must cross
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out #2 above if you have been notified by the Internal  Revenue Service that you
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are subject to withholding  because of under-reporting  interest or dividends on
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your tax return.
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I understand  that by executing this order I do not waive any rights afforded to me by the  Securities  Act of 1933 or the  Securities  Exchange Act of 1934. ALL

INDIVIDUALS IN ORDER MUST SIGN.
THIS ORDER NOT VALID UNLESS SIGNED                              ------------------------------------------------
FOR ASSISTANCE, PLEASE CALL OUR STOCK CENTER AT                 |                                              |
(412) ___-____ FROM 9:00 A.M. TO 5:00 P.M., MONDAY - FRIDAY     ------------------------------------------------
                                                                Signature                            Date

                                                                ------------------------------------------------
                                                                |                                              |
                                                                ------------------------------------------------
                                                                Additional Signature (if required)   Date

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NASD  AFFILIATION:  Please refer to the NASD  AFFILIATION  statement  below.  If applicable, initial where indicated and check the box. The National Association of Securities Dealers, Inc. Interpretation With Respect to Free-Riding and Withholding (the Interpretation) restricts the sale of a hot issue (securities that trade at a premium in the aftermarket) to NASD members, persons associated with NASD members (i.e., an owner, director, officer, partner, employee or agent of a NASD member) and certain members of their families. Such persons are requested to indicate that they will comply with certain conditions required for an exemption from the restrictions.

NASD Affiliation
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Please read the NASD Affiliation  section above. Check if applicable and initial where indicated.

[_] Check here if you are a member of the National Association of Securities Dealers Inc. (NASD) or a person associated with an NASD member or a partner with a securities brokerage firm or a member of the immediate family of any such person to whose support such person contributes directly or indirectly or if you have an account in which an NASD member or person associated with an NASD member has a beneficial interest. In accordance with the conditions for an exception from the interpretation, I agree (i) not to sell, transfer or hypothecate this stock for a period of 90 days following issuance and
     (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment of the stock.

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*    |                                              |   (Initial)
     ------------------------------------------------
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                           PLEASE DATE AND SIGN ABOVE.